UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33002 (Commission File Number)	02-0807887 (I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT (Address of Principal Executive Offices)	06901 (Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On July 19, 2011, L-1 Identity Solutions, Inc. (“L-1”) and Safran SA (“Safran”) issued a press release announcing that, in connection with the pending acquisition of L-1 by Safran, L-1 and Safran were notified by the Committee on Foreign Investment in the United States (“CFIUS”) on July 19, 2011 that the investigation of the merger transaction is complete and that there are no unresolved national security concerns with respect to the transaction. The press release also reported that, with CFIUS approval for the merger, and having satisfied all other conditions required prior to closing, the parties intend to complete the merger transaction within the next five business days.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
This communication contains forward-looking statements by L-1 Identity Solutions that involve risks and uncertainties. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect L-1’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed merger with Safran, the risk that actions or deliverables that, by their nature, are to be taken or delivered at the closing of such transaction may not be taken, delivered or waived, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1, including its Form 10-K for the year ended December 31, 2010 and its Form 10-Q for the three months ended March 31, 2011. L-1 expressly disclaims any intention or obligation to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 19, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 19, 2011

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Mark S. Molina
	Name:	Mark S. Molina
	Title:	EVP, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 19, 2011